NON-PARTICIPATING
FLEXIBLE PREMIUM
LAST SURVIVOR
VARIABLE LIFE INSURANCE POLICY


DEATH PROCEEDS PAYABLE AT THE LAST DEATH OF JOINT INSUREDS PRIOR TO THE MATURITY DATE. FLEXIBLE PREMIUMS PAYABLE UNTIL THE LAST DEATH OF JOINT INSUREDS OR UNTIL THE MATURITY DATE. THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT PROVISIONS. THE ACCUMULATED VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE VARIABLE FEATURES OF THIS POLICY ARE DESCRIBED ON PAGES 16 THROUGH 18.

Farm Bureau Life Insurance Company will pay the benefits of this policy subject to all of its terms.

RIGHT TO EXAMINE POLICY

THE OWNER MAY CANCEL THIS POLICY BY DELIVERING OR MAILING A WRITTEN NOTICE OR SENDING A TELEGRAM OR FAX TO THE AGENT THROUGH WHOM IT WAS PURCHASED OR THE FARM BUREAU LIFE INSURANCE COMPANY, 5400 UNIVERSITY AVENUE, WEST DES MOINES, IOWA 50266-5997 AND BY RETURNING THE POLICY OR CONTRACT BEFORE MIDNIGHT OF THE TWENTIETH DAY AFTER THE DATE YOU RECEIVE THE POLICY. NOTICE GIVEN BY MAIL AND RETURN OF THE POLICY OR CONTRACT BY MAIL ARE EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. FARM BUREAU LIFE WILL REFUND WITHIN SEVEN DAYS AFTER IT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID OR THE SUM OF:

A) THE ACCUMULATED VALUE OF THE POLICY ON THE DATE THE POLICY IS RECEIVED AT OUR HOME OFFICE;
B) ANY PREMIUM EXPENSE CHARGES WHICH WERE DEDUCTED FROM PREMIUMS;
C) MONTHLY DEDUCTIONS MADE ON THE POLICY DATE AND ANY MONTHLY DEDUCTION DAY; AND
D) AMOUNTS EQUAL TO DAILY CHARGES AGAINST THE VARIABLE ACCOUNT.

SIGNED FOR AND ON BEHALF OF FARM BUREAU LIFE INSURANCE COMPANY AT ITS HOME OFFICE AT 5400 UNIVERSITY AVENUE, WEST DES MOINES, IOWA 50266-5997, EFFECTIVE AS OF THE DATE OF ISSUE OF THIS POLICY.


/s/ Edward M. Wiederstein                   /s/ Richard D. Harris
                PRESIDENT                               SECRETARY

FARM BUREAU LIFE INSURANCE COMPANY

5400 UNIVERSITY AVENUE

WEST DES MOINES, IOWA 50266-5997

[LOGO]

Form #:  434-159(05-00)

This policy is a legal contract between the owner and Farm Bureau Life Insurance Company.

READ YOUR POLICY CAREFULLY

INDEX OF MAJOR POLICY PROVISIONS

POLICY DATA ..............................................................................................................Page  3
Insured; Insuring Age; Sex; Policy Number; Policy Date; Owner(s); Date of Issue; Death Benefit Option; Maturity
Date; Specified Amount at Issue; Schedule of Forms and Premiums; Schedule of Current Charges;
Schedule of Current Surrender Charges.

TABLE OF GUARANTEED MAXIMUM MONTHLY INSURANCE RATES PER $1000.............................................................Page 6

SPECIFIED AMOUNT FACTORS..................................................................................................Page 7

SECTION 1 - DEFINITIONS...................................................................................................Page 8
1.1 You , Your or Joint Insureds; 1.2 Accumulated Value; 1.3 Net Accumulated Value; 1.4 Age; 1.5 Joint Equal Attained Age; 1.6
Joint Equal Age; 1.7 Business Day; 1.8 Declared Interest Option; 1.9 Eligible for Waiver of Surrender Charge; 1.10 Fund; 1.11
General Account; 1.12 Home Office; 1.13 Monthly Deduction Day; 1.14 Net Premium; 1.15 Partial Withdrawal Fee; 1.16 Policy
Anniversary; 1.17 Policy Date; 1.18 Policy Year; 1.19 Premium Expense Charge; 1.20 Qualified Physician; 1.21 Qualified Nursing
Care Center; 1.22 SEC; 1.23 Surrender Charge; 1.24 Surrender Value; 1.25 Net Surrender Value; 1.26 Valuation Period; 1.27
Variable Account; 1.28 We, Our, Us or the Company.

SECTION 2 - THE CONTRACT.................................................................................................Page 10
2.1 Death Proceeds 2.2 Death Benefit Options; 2.3 Contract; 2.4 Modification; 2.5 Incontestable Clause; 2.6
Misstatement of Age or Sex; 2.7 Suicide; 2.8 Return of Policy and Policy Settlement; 2.9 Maturity Proceeds; 2.10
Policy Split Option; 2.11 Termination; 2.12 Non-Participation.

SECTION 3 - OWNERSHIP AND BENEFICIARIES .................................................................................Page 12
3.1 Ownership; 3.2 Beneficiary; 3.3 Change of Owner or Beneficiary; 3.4 Assignment.

SECTION 4 - PREMIUMS AND REINSTATEMENT ..................................................................................Page 13
4.1 Premium Payment; 4.2 Payment Frequency; 4.3 Grace Period; 4.4 Reinstatement; 4.5 Unscheduled Premiums;
4.6 Premium Limitations; 4.7 Premium Application; 4.8 Allocation of Premium.

SECTION 5 - POLICY CHANGE................................................................................................Page 15
5.1 Change of Specified Amount; 5.2 Specified Amount Decrease; 5.3 Specified Amount Increase; 5.4 Change of
Death Benefit Option; 5.5 Life Insurance Qualification.

SECTION 6 - VARIABLE ACCOUNT.............................................................................................Page 16
6.1 Variable Account; 6.2 Subaccounts; 6.3 Fund Portfolios; 6.4 Transfers; 6.5 Special Transfer Privilege.

SECTION 7 - ACCUMULATED VALUE BENEFITS..................................................................................Page 18
7.1 Accumulated Value Determination; 7.2 Net Accumulated Value Determination; 7.3 Surrender Value; 7.4 Net
Surrender Value; 7.5 Variable Accumulated Value; 7.6 Account Units; 7.7 Unit Value; 7.8 Declared Interest Option
Accumulated Value; 7.9 Declared Interest Option Interest; 7.10 Monthly Deduction; 7.11 Cost of Insurance; 7.12
Cost of Insurance Rate; 7.13 Basis of Values; 7.14 Surrender; 7.15 Waiver of Surrender Charge; 7.16 Partial
Withdrawal; 7.17 Use of Payment Option; 7.18 Delay of Payment; 7.19 Continuance of Insurance; 7.20 Annual Report.

SECTION 8 - POLICY LOANS.................................................................................................Page 23
8.1 Cash Loan; 8.2 Loan Value; 8.3 Loan Interest; 8.4 Loan Allocation; 8.5 Loan Repayment.

SECTION 9 - PAYMENT OF PROCEEDS..........................................................................................Page 24
9.1 Choice of Options; 9.2 Payment Options; 9.3 Interest and Mortality; 9.4 Requirements; 9.5 Effective Date;


9.6 Death of Payee; 9.7 Withdrawal of Proceeds; 9.8 Claims of Creditors.
PAYMENT OPTION TABLES....................................................................................................Page 26

Any additional benefits and endorsements which apply to this policy are listed on page 3 and are described in the forms which follow page 26 of this policy. 434-159(05-00)

              POLICY DATA

Joint Insured(s)               John Doe
                               Jane Doe

Joint Equal Age                35


Policy Number                  000123456

Policy Date                    09-01-1999

Owner(s)                       John Doe



Date of Issue                  09-01-1999

Death Benefit Option           Option A

Maturity Date                  09-01-2079

Specified Amount at Issue      $1,000,000.00


                       Summary of Current Specified Amount


Description                      Specified Amount                        Effective Date            Premium Class
AT ISSUE                          $1,000,000.00                            09-01-1999                TOBACCO


Universal Term Rider - Covered Person                                                              John Doe
Current face amount of $25,000 consisting of:
Description            Face Amount                                       Effective Date            Premium Class
At Issue               $25,000.00                                          09-01-1999                TOBACCO


                         Schedule of Forms and Premiums

Current                                                                      Original            Minimum
Initial

Form No.               Description                     Amount or No. of Units    Effective Date         Premium
434-159(05-00)         Non-Par Last Survivor             $1,000,000.00            09-01-1999           $XXX.XX
                       Flexible Premium Variable
                       Universal Life

434-871(05-00)         Universal Term Rider                 $25,000.00            09-01-1999

434-870(05-00)         Estate Protector Rider              $100,000.00            09-01-1999

434-093(05-00)         Cost of Living Increase Rider


                           Form Number 434-159(05-00)
                             Policy Number 000123456

                                   POLICY DATA
                           Schedule of Current Charges



Premium Expense Charge                            7% of each premium up to Minimum Initial Premium
                                                  2% of each premium over Minimum Initial Premium

Policy Expense Charge                             $10.00 per month

Per $1,000 Expense Charge                         $.03 per $1,000 of specified amount per month


First Year Per $1,000 Policy Expense Charge       $0.10 per $1,000 of specified amount per month

First Year Policy Expense Charge                  $10.00 per month


Partial Withdrawal Fee                            Lesser of $25.00 per withdrawal or 2% of accumulated value withdrawn

Transfer Charge                                   $25.00 per transfer

Mortality and Expense Risk Charge                 0.0024548% of the variable accumulated value per day
                                                  (equivalent to .90% per year)

Monthly Deduction Day                             20th of each month


Policy Loan Interest Rate                         Adjustable  Loan Rate  (as described in Section 8.3 of
                                                  your policy)


                         SCHEDULE OF INVESTMENT OPTIONS

General Account:  The general assets of Farm Bureau Life Insurance Company

Separate Account:  Farm Bureau Life Variable Account

Subaccounts:                          Fund:
         Blue Chip                                 EquiTrust Variable Insurance Series Fund
         Value Growth                              EquiTrust Variable Insurance Series Fund
         High Grade Bond                           EquiTrust Variable Insurance Series Fund
         High Yield Bond                           EquiTrust Variable Insurance Series Fund
         Managed                                   EquiTrust Variable Insurance Series Fund
         Money Market                              EquiTrust Variable Insurance Series Fund
         T. Rowe - Intl Stock                      T. Rowe Price International Series, Inc.
         T. Rowe - MidCap Growth                   T. Rowe Price Equity Series, Inc.
         T. Rowe - New America Growth              T. Rowe Price Equity Series, Inc.
         T. Rowe - Pers Strategy Bal               T. Rowe Price Equity Series, Inc.
         Fidelity VIP Growth                       Fidelity* Variable Insurance Products Fund
         Fidelity VIP Overseas                     Fidelity* Variable Insurance Products Fund
         Fidelity VIP Contrafund                   Fidelity* Variable Insurance Products Fund
         Fidelity VIP Index 500                    Fidelity* Variable Insurance Products Fund
         Fidelity VIP Growth/Income                Fidelity* Variable Insurance Products Fund

                *Fidelity is a registered trademark of FMR Corp.

Net premiums will be allocated to the subaccounts or the declared interest option in accordance with the net premium allocation percentages shown in the application or in the most recent written instructions of the owner. For a full description of the Separate Account and the designated subaccounts, please refer to the current prospectus.



                           Form Number 434-159(05-00)
                             Policy Number 000123456

                                   POLICY DATA
                      Schedule of Current Surrender Charges

SURRENDER DATE                                              SURRENDER CHARGE
January 1, 1999-December 31, 1999                           $17,070.00
January 1, 2000-December 31, 2000                           $15,790.00
January 1, 2001-December 31, 2001                           $14,290.00
January 1, 2002-December 31, 2002                           $12,740.00
January 1, 2003-December 31, 2003                           $ 9,450.00
January 1, 2004-December 31, 2004                           $ 7,710.00
January 1, 2005-December 31, 2005                           $ 5,890.00
January 1, 2006-December 31, 2006                           $ 4,010.00
January 1, 2007-December 31, 2007                           $ 2,040.00
January 1, 2008-December 31, 2008                           $     0.00
January 1, 2009 and thereafter


                           Form Number 434-159(05-00)
                             Policy Number 000123456

                                   POLICY DATA
         TABLE OF GUARANTEED MAXIMUM MONTHLY INSURANCE RATES PER
                                     $1,000


       Joint Equal Age                     Rate                    Joint Equal Age                   Rate
              35                         0.000334                        76                        3.433919
              36                         0.001084                        77                        3.924089
              37                         0.001917                        78                        4.456523
              38                         0.003001                        79                        5.043476
              39                         0.004417                        80                        5.703681
              40                         0.006084                        81                         6.45338
              41                         0.008084                        82                        7.310219
              42                         0.010584                        83                        8.279403
              43                         0.013501                        84                        9.341795
              44                         0.016917                        85                        10.483004
              45                         0.021084                        86                        11.690421
              46                         0.025918                        87                        12.957158
              47                         0.031501                        88                        14.283993
              48                         0.038085                        89                        15.669582
              49                         0.045836                        90                        17.146893
              50                         0.055004                        91                        18.734528
              51                         0.066005                        92                        20.498846
              52                         0.079173                        93                        22.58019
              53                         0.094926                        94                        25.306794
              54                         0.113347                        95                        29.300056
              55                         0.134852                        96                        35.747711
              56                         0.159526                        97                        46.886012
              57                         0.187286                        98                        66.09363
              58                         0.218882                        99                        90.909091
              59                         0.255316                        100                       90.909091
              60                         0.298339                        101                       90.909091
              61                         0.349539                        102                       90.909091
              62                         0.411586                        103                       90.909091
              63                          0.48657                        104                       90.909091
              64                          0.57458                        105                       90.909091
              65                         0.676041                        106                       90.909091
              66                         0.790458                        107                       90.909091
              67                         0.917174                        108                       90.909091
              68                          1.05862                        109                       90.909091
              69                         1.219152                        110                       90.909091
              70                         1.409651                        111                       90.909091
              71                         1.632495                        112                       90.909091
              72                         1.893914                        113                       90.909091
              73                         2.207948                        114                       90.909091
              74                         2.571345
              75                          2.98153


                           Form Number 434-159(05-00)
                             Policy Number 000123456

                                   POLICY DATA
                            SPECIFIED AMOUNT FACTORS


    Attained Age                            Attained Age                        Attained Age
     At Date of            Factor            At Date of          Factor          At Date of             Factor
        Death                                  Death                                Death
        0-40                2.50                 59               1.34               78                  1.05
         41                 2.43                 60               1.30               79                  1.05
         42                 2.36                 61               1.28               80                  1.05
         43                 2.29                 62               1.26               81                  1.05
         44                 2.22                 63               1.24               82                  1.05
         45                 2.15                 64               1.22               83                  1.05
         46                 2.09                 65               1.20               84                  1.05
         47                 2.03                 66               1.19               85                  1.05
         48                 1.97                 67               1.18               86                  1.05
         49                 1.91                 68               1.17               87                  1.05
         50                 1.85                 69               1.16               88                  1.05
         51                 1.78                 70               1.15               89                  1.05
         52                 1.71                 71               1.13               90                  1.05
         53                 1.64                 72               1.11               91                  1.04
         54                 1.57                 73               1.09               92                  1.03
         55                 1.50                 74               1.07               93                  1.02
         56                 1.46                 75               1.05               94                  1.01
         57                 1.42                 76               1.05             94-114                1.01
         58                 1.38                 77               1.05               115                 1.00


                           Form Number 434-159(05-00)
                             Policy Number 000123456

                                   POLICY DATA
                            FOR UNIVERSAL TERM RIDER

Covered Person                    John Doe

Age                               35

Sex                               MALE

Effective Date                    09-01-1999

Expiration Date                   09-01-2064

Face Amount                       $25,000.00

Premium Class                     TOBACCO



                           Form Number 434-159(05-00)
                             Policy Number 000123456


                                       7A

                                   POLICY DATA
              GUARANTEED MONTHLY COST OF INSURANCE RATES PER 1,000
                            FOR UNIVERSAL TERM RIDER

Covered Person            Guaranteed Maximum           Covered Person        Guaranteed Maximum
Attained Age              Monthly Insurance Rates      Attained Age          Monthly Insurance Rates

           35                      0.294500                     71                     5.162350
           36                      0.294500                     72                     5.629850
           37                      0.294500                     73                     6.148410
           38                      0.294500                     74                     6.717320
           39                      0.294500                     75                     7.325780
           40                      0.294500                     76                     7.948510
           41                      0.294500                     77                     8.574560
           42                      0.294500                     78                     9.208180
           43                      0.294500                     79                     9.871490
           44                      0.294500                     80                     10.58674
           45                      0.546130                     81                     11.37459
           46                      0.594520                     82                     12.24906
           47                      0.647090                     83                     13.19603
           48                      0.703830                     84                     14.18421
           49                      0.765590                     85                     15.18033
           50                      0.834030                     86                     16.16034
           51                      0.911660                     87                     17.16810
           52                      0.999330                     88                     18.22020
           53                      1.098710                     89                     19.26842
           54                      1.207290                     90                     20.32834
           55                      1.323420                     91                     21.43307
           56                      1.446260                     92                     22.71710
           57                      1.575810                     93                     24.36888
           58                      1.712090                     94                     26.62992
           59                      1.858450                     95                     30.20740
           60                      2.021580                     96                     36.35803
           61                      2.205690                     97                     47.21180
           62                      2.413310                     98                     66.20701
           63                      2.645310                     99                     99.90909
           64                      2.899210
           65                      3.168340
           66                      3.450200
           67                      3.742290
           68                      4.048830
           69                      4.381610
           70                      4.749110


                           Form Number 434-159(05-00)
                             Policy Number 000123456


                                       7B

------------------------------------------------------------------------------
SECTION 1 - DEFINITIONS
------------------------------------------------------------------------------

1.1 YOU, YOUR OR JOINT INSUREDS means the persons whose lives are insured.

1.2 ACCUMULATED VALUE
means the policy's accumulated value which is calculated as:

a)   the variable accumulated value, which is defined in section 7.5; plus

b)   the declared interest option accumulated value which is defined in section
     7.8.

1.3 NET ACCUMULATED VALUE
means the policy's net accumulated value which is calculated as:

a)   the accumulated value; less

b)   the amount of any policy loan; less

c)   any policy loan interest due; plus

d)   any unearned loan interest.

1.4  AGE
means age at the last birthday for each joint insured.

1.5  JOINT EQUAL ATTAINED AGE
means your joint equal age at issue plus the number of policy years since the policy date.

1.6 JOINT EQUAL AGE
means the age on which premium and policy values are based. It is an actuarial equivalent based upon the age and sex of both persons insured. The current joint equal age on any anniversary will equal the joint equal age on the policy date plus the number of years since the policy date.

1.7 BUSINESS DAY
means a day when the New York Stock Exchange is open for trading, except for the day after Thanksgiving, any other designated Company holidays, and any day the home office is closed because of a weather-related or comparable type of emergency. Assets are valued at the close of the business day.

1.8  DECLARED INTEREST OPTION
means an option pursuant to which accumulated value accrues interest at a guaranteed minimum rate. The declared interest option is supported by the general account.

1.9 ELIGIBLE FOR WAIVER OF SURRENDER CHARGE means the insured:
a) is diagnosed by a Qualified Physician as having a terminal illness. A terminal illness is any disease or medical condition which the Qualified Physician expects will result in death within one year; or
b)   stays in a Qualified Nursing Care Center for 90 days.

1.10  FUND
means the investment options shown on the policy data page. The corresponding funds are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies or unit investment trusts.

1.11  GENERAL ACCOUNT
means all our assets other than those allocated to the variable account or any other separate account. We have complete ownership and control of the assets of the general account.

1.12  HOME OFFICE
means Farm Bureau Life Insurance Company at 5400 University Avenue, West Des Moines, Iowa, 50266-5997.

1.13  MONTHLY DEDUCTION DAY
means the same date in each month as the policy date. The charges for this policy are deducted on the business day on or next following the monthly deduction day.

1.14  NET PREMIUM
means the amount of premium remaining after the premium expense charge has been deducted. This amount will be allocated among the subaccounts of the variable account and the declared interest option according to the allocations shown on the policy data page or the most recent instructions received from the owner.

1.15 PARTIAL WITHDRAWAL FEE
means a fee equal to the lesser of $25 or 2% of the accumulated value that is applied at the time of any partial withdrawal.

1.16 POLICY ANNIVERSARY
means the same date in each year as the policy date.

1.17  POLICY DATE
means the policy date shown on the policy data page. This date is used to determine policy years and any policy anniversaries.

1.18 POLICY YEAR
means the 12-month period that begins on the policy date or on a policy anniversary.

1.19  PREMIUM EXPENSE CHARGE
means the premium expense charge shown on the policy data page. This amount may go up or down, but is guaranteed to never exceed 7 percent.

1.20 QUALIFIED PHYSICIAN:
means a licensed, medical practitioner performing within the scope of his/her license. Such person must be someone other than you, the insured, or a member of the immediate family of either you or the insured.

1.21 QUALIFIED NURSING CARE CENTER:
means a long term care center that is licensed to operate according to the laws of their location. The following are qualified nursing care centers:
a) Skilled Nursing Center - means a center:
     1) That provides skilled nursing care supervised by a licensed physician;
     2) That provides 24-hour nursing care by, or supervised by, an R.N.; and
     3) That keeps daily medical record of each patient.
b) Intermediate Care Center - means a center:
     1) That provides 24-hour nursing care by, or supervised by, an R.N. or an L.P.N.; and
     2) That keeps a daily medical record of each patient.
c) Hospital - means a center:
     1) That operates for the care and treatment of sick or injured persons as inpatients;
     2) That provides 24-hour nursing care by, or supervised by, an R.N.;
     3) That is supervised by a staff of licensed physicians; and
     4) That has medical, diagnostic, and major surgery capabilities or access to such capabilities.

Qualified Nursing Care Center does not include:
a)   Drug or alcohol treatment centers;
b) Home for the aged or mentally ill, community living centers, or places that primarily provide domiciliary, residency or retirement care;
c)   Places owned or operated by a member of the annuitant's immediate family.

1.22 SEC
means the Securities and Exchange Commission, a U.S. government agency.

1.23 SURRENDER CHARGE
means a fee that is applied at the time of a surrender. The surrender charge will be the amount shown on the policy data page.

A specified amount increase has its own surrender charge period which begins on the date of the increase. If a specified amount increase is made, the surrender charges will be a composite of all charges which apply for each year.

1.24 SURRENDER VALUE
means the policy's surrender value which is calculated as:
a)   the accumulated value; minus
b)   the surrender charge.

1.25 NET SURRENDER VALUE
means the policy's net surrender value which is calculated as:
a)   the surrender value; minus
b)   any policy loan; minus
c)   any policy loan interest due; plus
d)   any unearned loan interest.

1.26 VALUATION PERIOD
means the period between the close of business on a business day and the close of business on the next business day.


1.27  VARIABLE ACCOUNT
means the Separate Account shown on the policy data page. It is a unit investment trust registered with the SEC under the Investment Company Act of 1940.

1.28  WE, OUR, US OR THE COMPANY
means the Farm Bureau Life Insurance Company.

-------------------------------------------------------------------------------
SECTION 2 - THE CONTRACT
-------------------------------------------------------------------------------

2.1 DEATH PROCEEDS
We will pay the death proceeds to the beneficiary on the last death of the joint insureds:
a) within seven days after receipt by us of due proof of death of both joint insureds;
b)   if the policy is in force on the date of the last joint insured's death;
     and
c)   subject to the terms and conditions of this policy.

If you both die simultaneously, we will pay a death benefit to each joint insured's beneficiary. In such an event, the benefit payment to the beneficiary of each joint insured will be one half of the amount determined under death proceeds.

The death proceeds will be the sum of:
a)   the death benefit; and
b)   any premiums paid after the date of death; and
c)   any unearned policy loan interest on the date of death;
less:
a)   any policy loan; and
b)   any policy loan interest due;
       plus any interest credited on this amount from the date of death to the date of payment, the rate to be set by us but not less than 3% per year or any rate required by law.

2.2 DEATH BENEFIT OPTIONS
The death benefit option in effect for this policy is shown on the policy data page and is one of the following: Option A -- The death benefit will be the greater of a) or b) where:

a) is the sum of the specified amount shown on the policy data page and the accumulated value; and
b) is the accumulated value multiplied by the specified amount factor from the table on the policy data page for your joint equal age.

Option B -- The death benefit will be the greater of a) or b) where:
a)   is the specified amount shown on the policy data page; and
b) is the accumulated value multiplied by the specified amount factor from the table on the policy data page for your joint equal age.
All values are determined as of the end of the business day on or next following the date of death.

2.3 CONTRACT
This policy is a legal contract. We issue this policy in consideration of the first premium and the statements in the application. The entire contract consists of:
a)   this basic policy;
b)   any endorsements or additional benefit riders;
c)   the attached copy of your application; and
d)   any amendments, supplemental applications or other attached papers.

We rely on statements made in the application for the policy. These statements in the absence of fraud are deemed representations and not warranties. No statement will void this policy or be used in defense of a claim unless:
a)   it is contained in the application; and
b)   such application is attached to this policy.

2.4  MODIFICATION
No one can change any part of this policy except the owner and one of our officers. Both must agree to a change, and it must be in writing. No agent may change this policy or waive any of its provisions.

2.5 INCONTESTABLE CLAUSE
We will not contest payment of the death benefit for any reason other than fraud after this policy has been in force during your lifetime for two years from the date of issue shown on the policy data page.

Any requested increase in the specified amount will be incontestable only after such increase has been in force during your lifetime for two years from the effective date of such increase.

2.6 MISSTATEMENT OF AGE OR SEX
We have the right to correct benefits for misstated age or sex. In such an event, benefits will be the amount the premium actually paid would have bought at the correct age or sex.

2.7  SUICIDE
If, within one year of the policy date, the last death of the joint insureds is by suicide, whether this person is sane or insane, our total liability under this policy is limited to the premium paid plus any unearned loan interest at the date of death, less any policy loan, any loan interest due and any partial withdrawals.

Any increase in death benefits resulting from a requested increase in specified amount will not be paid if the insured dies by suicide, while sane or insane, within one year of the date of such increase. Instead, we will return to the owner an amount equal to the cost of insurance for such increase in specified amount.

2.8 RETURN OF POLICY AND POLICY SETTLEMENT

We reserve the right to have this policy sent to us for any:

a) modification; b) death settlement; c)surrender; d) assignment; e) change of owner or beneficiary; f) election; or g) exercise of any policy privilege.

We will send a payment contract to replace this policy if any payment option is chosen. All sums to be paid by us under this policy are considered paid when tendered by us at our home office.

2.9  MATURITY PROCEEDS
If either joint insured is living on the maturity date and this policy is in force, we will pay the proceeds to the owner. Such proceeds will be:
a)   the accumulated value; less
b)   any policy loan.
The maturity date will be your joint equal attained age 115.

All values are determined as of the end of the business day on or next following the maturity date.

2.10 POLICY SPLIT OPTION
This policy may be exchanged for two single-life policies, one on each of the joint insureds, upon occurrence of one of the following events:
a) Entry of a divorce or annulment decree with respect to the marriage of the joint insureds.
b) A change in the Federal Estate Tax Law was implemented that results in:
     1) a reduction of the Unlimited Marital Deduction to 50% or less of the value of the joint insured's estate; or
     2) a reduction of the Federal Unified Credit to 50% or less of the amount in effect at the date of issue of this policy; or
     3) a reduction in the Federal Estate Tax rate to 50% or less of the rate in effect at the date of issue of this policy.

Election of this option is subject to the following provisions:
a) Each new policy will be for up to one-half of the specified amount of this policy.
b) The owner must notify us in writing at our home office within 90 days after the effective date of one of the above events. The date that we receive the written notification will be the effective date of the new policies.
c) The net surrender value will be divided and allocated in proportion to the specified amount of each new policy.
d) Any assignments of this policy will apply to each new policy.
e) The beneficiary of this policy will be the beneficiary of each new policy.
f) If the joint insureds are the owners of this policy, each will be the owner of his or her new policy. If the owner of this policy is other than the joint insureds, the owner of this policy will be the owner of each new policy.
g) The new policies will be issued based on the age and premium class for each joint insured on the effective date of election of this option. The new policies must fit the single-life issue limits in effect at the time of election of this option. The new policies will be subject to the same charges as those in effect for regularly-underwritten policies.
h) This option will not be available after the date of the first death of the joint insureds.
i) The two single life policies may be any single life permanent policies being offered by the company at the time of election of this option.

2.11 TERMINATION
This policy ends when any one of the following events occurs:
a)   the owner requests that the policy be canceled;
b)   you die;
c)   the policy matures;
d)   the policy is surrendered; or
e)   the grace period ends without payment of the premium.

2.12 NON-PARTICIPATION
This policy does not share in the Company's surplus or profits.

-------------------------------------------------------------------------------
SECTION 3 - OWNERSHIP AND BENEFICIARIES
-------------------------------------------------------------------------------

3.1  OWNERSHIP
The original owner of this policy is shown on the policy data page. If there is more than one owner, the policy will be owned jointly with right of survivorship. Ownership of the policy may change according to the provisions indicated in the original application or by a subsequent endorsement to the policy.

3.2 BENEFICIARY
Beneficiaries are as named in the application, unless changed by the owner. The beneficiaries shown on our records on the date of the last joint insured's death will receive the death benefit. The interests of any beneficiary in a class who dies before you will pass to any survivors of the class, unless the policy provides otherwise. Secondary beneficiaries will have the right to receive the proceeds only if no primary beneficiary survives. If no beneficiary survives you, we will pay the proceeds to the owner or the owner's estate.

In finding and identifying beneficiaries we may rely on sworn statements, other facts, or evidence we deem satisfactory. Any benefits we pay based on such information will be a valid discharge of our duty up to the amount paid.

3.3 CHANGE OF OWNER OR BENEFICIARY
While you live, a change of owner or beneficiary can be made at any time, subject to the following rules:
a)   the change must be in writing on a form acceptable to us;
b)   it must be signed by the owner;
c)   the form must be sent to our home office and recorded by us; and
d) the change will take effect on the date signed, but it will not apply to any payment or action by us before we receive the form.

3.4 ASSIGNMENT
No assignment of this policy will bind us unless:
a)   it is in writing on a form acceptable to us;
b)   signed by the owner; and
c)   received by us at our home office.

We will not be responsible for the validity of an assignment.

-------------------------------------------------------------------------------
SECTION 4 - PREMIUMS AND REINSTATEMENT
-------------------------------------------------------------------------------

4.1 PREMIUM PAYMENT
Premium payments are flexible as to both timing and amount. Each premium is to be paid at our home office.

4.2 PAYMENT FREQUENCY

The first premium is due on or prior to the policy date. We will send periodic reminder notices to the owner upon request. The minimum amount for which such notice will be sent will be $100. A reminder notice may be sent for different periods, which may be 12, 6, 3 or 1-month intervals. The reminder notice period may be changed upon request.

4.3 GRACE PERIOD
A grace period of 61 days will be allowed for payment of a premium that, when reduced by the premium expense charge, is at least equal to three times the monthly deduction charge due on such date. The grace period applies:

a) During the first three policy years, if the net accumulated value is not large enough on any monthly deduction day to cover the monthly deduction due; and
b) During the first three policy years, if you have taken out a policy loan and during this period, the net surrender value is not large enough to cover the monthly deduction due; and
c) During subsequent years, if the net surrender value is not large enough on any monthly deduction day to cover the monthly deduction due.

The grace period begins on the date we send the owner of record written notice of the required payment. Such premium shall be due on such monthly deduction day and if not received by us within the grace period, all coverage under this policy will terminate without value at the end of the 61-day period. If a claim by death during the grace period becomes payable under the policy, any due and unpaid monthly deductions will be deducted from the proceeds.

4.4 REINSTATEMENT
Prior to the maturity date, a lapsed policy which has not been surrendered for its accumulated value may be reinstated at any time within 5 years of the monthly deduction day immediately preceding the grace period which expired without payment of the required premium, subject to the following rules:
a)   You and the owner must send a written request to us.
b) You must provide proof of your good health and insurability satisfactory to us.
c) A premium sufficient to keep the policy in force for three months must be paid.
d) The owner must pay a charge equal to the cost of insurance for the coverage provided during the 61-day grace period which was in effect prior to the termination of this policy.
e) The effective date of the reinstated policy will be the monthly deduction day on or next following the date we approve reinstatement.

4.5 UNSCHEDULED PREMIUMS
Unscheduled premium payments of at least $100 may be made at any time prior to the maturity date. The Company may, in its discretion, waive the $100 minimum requirements. The Company reserves the right to limit the number and amount of unscheduled premium payments.

4.6 PREMIUM LIMITATIONS
The company reserves the right to limit the number and amount of premium payments in order to maintain this policy's qualifications under federal tax law. We will refund any portion of a premium payment that would cause the policy to lose such qualification.

4.7 PREMIUM APPLICATION

While any policy loan is outstanding, unless the owner requests otherwise, premium payments will be applied as a payment to reduce the outstanding balance of the loan. When such loan has been repaid, the balance of any premium payment remaining after payment of the loan, plus any subsequent payments, will be allocated as described in the following provision.

4.8 ALLOCATION OF PREMIUM
The owner will determine the percentage of net premium that will be allocated to each subaccount of the variable account and to the declared interest option. The owner may choose to allocate all the net premium, a percentage or nothing to a particular subaccount or to the declared interest option. Any allocation must be for at least 10% of the net premium. A fractional percent may not be chosen.

Net premiums will be allocated to the declared interest option if they are received either before the date the company obtains a signed notice from the owner that the policy has been received, or before the end of 25 days after the delivery date. Upon the earlier of (i) the date the company obtains a notice signed by the owner that the policy has been received, or (ii) 25 days after the delivery date, we will transfer part or all of the accumulated value in the declared interest option to the subaccounts in accordance with the owner's allocation instructions. Net premiums received on or after (i) or (ii) above will be allocated in accordance with the net premium allocation percentages shown in the application or the most recent written instructions of the owner.

The owner may change the allocation for future net premiums at any time, subject to the following rules:

a)   The policy must be in force;
b)   There must be a net accumulated value;
c)   The change must be in writing on a form acceptable to us;
d)   The form must be signed by the owner; and
e) The change will take effect on the business day on or next following the date we receive the signed form at our home office.

-------------------------------------------------------------------------------
SECTION 5 - POLICY CHANGE
-------------------------------------------------------------------------------

5.1 CHANGE OF SPECIFIED AMOUNT
The owner may change the specified amount at any time after the policy has been in effect for one policy year, subject to the following rules:
a)   The change must be in writing on a form acceptable to us.
b)   It must be signed by the owner.
c) The change will take effect on the monthly deduction day coinciding with or next following the date the request is approved by us.
d) We will issue a new policy data page for any change in specified amount.

5.2 SPECIFIED AMOUNT DECREASE
Any decrease in specified amount will reduce such amount in the following order:
a)   the specified amount provided by the most recent increase will be reduced;
     then
b)   the next most recent increases will be reduced in succession; and
c)   the initial specified amount will be reduced last.

A specified amount decrease will not reduce the surrender charge.

The total specified amount which remains in force after a requested decrease may not be less than the minimum specified amount in effect for the policy on the date of decrease, as published by us.

5.3 SPECIFIED AMOUNT INCREASE
In addition to the rules for change in specified amount, an increase in specified amount is subject to the following:
a)   proof of insurability acceptable to us; and
b) payment of the first month's cost of insurance or sufficient accumulated value for deduction of such cost of insurance.

5.4 CHANGE OF DEATH BENEFIT OPTION
The owner may request to change the death benefit option. The change will take effect on the monthly deduction day coinciding with or next following the date we approve the request.

If Option A is changed to Option B, the current specified amount will not change.

If Option B is changed to Option A, the current specified amount will be reduced by an amount equal to the accumulated value on the effective date of the change.

5.5 LIFE INSURANCE QUALIFICATION
If following a requested change of specified amount or a change of death benefit option, this policy would no longer qualify as life insurance under federal tax law, we will limit the change to an amount that would maintain such qualification. The Company reserves the right to change the policy, in the event of future changes in the federal tax law, to the extent required to maintain the policy's qualification as life insurance under federal tax law.



-------------------------------------------------------------------------------
SECTION 6 - VARIABLE ACCOUNT
-------------------------------------------------------------------------------

6.1 VARIABLE ACCOUNT
We own the assets of the variable account. We will value the assets of the variable account each business day. The assets of such account will be kept separate from the assets of our general account and any other separate accounts. Income, and realized and unrealized gains or losses from assets in the variable account will be credited to or charged against such account without regard to our other income, gains or losses.

That portion of the assets of the variable account which equals the reserves and other policy liabilities of the policies which are supported by the variable account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the variable account which are in excess of such reserves and other policy liabilities.

While the variable account is registered with the SEC and thereby subject to SEC rules and regulations, it is also subject to the laws of the State of Iowa which regulate the operations of insurance companies incorporated in Iowa.

We also reserve the right to transfer assets of the variable account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term "variable account," as used in this policy shall then mean the variable account to which the assets were transferred.

When permitted by law, we also reserve the right to:

a)   deregister the variable account under the Investment Company Act of 1940;
b)   manage the variable account under the direction of a committee;
c) restrict or eliminate any voting rights of owners, or other persons who have voting rights as to the variable account; and
d) combine the variable account with other separate accounts.

6.2 SUBACCOUNTS
The variable account is divided into subaccounts. The subaccounts are listed on the policy data page. Subject to obtaining any approvals or consents required by applicable law, we reserve the right to eliminate or combine any subaccounts and the right to transfer the assets of one or more subaccounts to any other subaccount. We also reserve the right to add new subaccounts and make such subaccounts available to any class or series of policies as we deem appropriate. Each new subaccount would invest in a new investment option of the Fund, or in shares of another investment company. The owner will determine the percentage of net premium that will be allocated to each subaccount in accordance with the allocation of premium provision.

6.3 FUND INVESTMENT OPTIONS
The fund has several investment options, each of which corresponds to one of the subaccounts of the variable account. The investment options are listed on the policy data page. Net premiums allocated to a subaccount will automatically be invested in the fund investment option associated with that subaccount. The owner will share only in the income, gains or losses of the investment option(s) to which net premiums have been allocated through the subaccounts.

We have the right, subject to compliance with any applicable laws, to make:
a)   additions to;
b)   deletions from; or
c) substitutions for the shares of a fund investment option that are held by the variable account or that the account may purchase.

We also reserve the right to dispose of the shares of an investment option of the fund listed on the policy data page and to substitute shares of another investment option of such fund or another mutual fund investment option, if:
a)   the shares of the investment option are no longer available for investment;
     or
b) if in our judgment further investment in the investment option should become inappropriate in view of the purposes of the variable account.

In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

6.4 TRANSFERS
The owner may transfer all or part of the accumulated value among the subaccounts of the variable account and between the subaccounts and the declared interest option, subject to the following rules:
a)   The change must be in writing on a form acceptable to us.
b)   The form must be signed by the owner.
c) The transfer will take effect as of the end of the valuation period during which we receive the signed form at our Home office.
d) The owner may transfer amounts among the subaccounts of the variable account an unlimited number of times in a policy year.
e) The owner may transfer amounts between the declared interest option and the variable account only once in a policy year.
f) The first transfer in each policy year will be made without a transfer charge. Thereafter, each time amounts are transferred a transfer charge will be imposed. This transfer charge is shown on the policy data page.
g) The accumulated value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. Unless paid in cash, the transfer charge will be deducted on a pro rata basis from the declared interest option and/or the subaccounts to which the transfer is made.
h)   The owner must transfer at least:
     1) a total of $100; or
     2) the total accumulated value in the subaccount or the total accumulated value in the declared interest option less any policy loan, if the total amount transferred is less than $100.

The following additional rules apply to transfers from the declared interest option:
a) The accumulated value in the declared interest option after a transfer from such option must at least equal the amount of all policy loans.
b) No more than 50% of the net accumulated value in the declared interest option may be transferred unless the balance in the declared interest option after the transfer, would be less than $1,000. If the balance in the declared interest option would fall below $1,000, the full net accumulated value in the declared interest option may be transferred.

6.5 SPECIAL TRANSFER PRIVILEGE
The owner may transfer, at any time, all of the amounts in the subaccounts to the declared interest option. This policy will then become one in which the benefits do not vary with the investment performance of the variable account. The owner must tell us this special transfer privilege is being exercised. We will then waive the transfer charge. The owner may exercise this special transfer privilege once per policy year. If the owner exercises this special transfer privilege, we will automatically credit all future premium payments to the declared interest option until the owner requests a change in the allocation. At the time of the transfer, there is no effect on the policy's death benefit, accumulated value, specified amount, or net amount at risk, or on your premium class or joint equal age.

-------------------------------------------------------------------------------
SECTION 7 - ACCUMULATED VALUE BENEFITS
-------------------------------------------------------------------------------

7.1 ACCUMULATED VALUE DETERMINATION
The accumulated value in the policy is equal to:
a)   the variable accumulated value; plus
b)   the declared interest option accumulated value.

7.2 NET ACCUMULATED VALUE DETERMINATION
The net accumulated value of this policy will be:
a)   the accumulated value; less
b)   the amount of any policy loan; less
c)   any policy loan interest due; plus
d)   any unearned loan interest.

7.3 SURRENDER VALUE
The surrender value of this policy will be:
a)   the accumulated value; minus

b)   the surrender charge.

7.4 NET SURRENDER VALUE
The net surrender value of this policy will be:
a)   the surrender value; minus
b)   any policy loan; minus
c)   any policy loan interest due; plus
d)   any unearned loan interest.

7.5 VARIABLE ACCUMULATED VALUE

On the business day on or next following the day we receive notice that the owner has received and accepted the policy, the variable accumulated value is the total amount of net premium, if any, credited to the subaccounts of the variable account, minus the monthly deduction applicable to those subaccounts if the net premium is allocated on a monthly deduction day. After such date, the policy's variable accumulated value is equal to the sum of the policy's accumulated value in each subaccount. The accumulated value in a subaccount is equal to a) multiplied by b) where:
a)   is the current number of account units; and
b)   is the current unit value.

The variable accumulated value will vary from business day to business day reflecting changes in a) and b) above.

7.6 ACCOUNT UNITS
When transactions are made which affect the variable accumulated value, dollar amounts are converted to account units. The number of account units for a transaction is found by dividing the dollar amount of the transaction by the current unit value.

The number of account units for a subaccount increases when:
a)   net premiums are credited to that subaccount; or
b) transfers from the declared interest option or other subaccounts are credited to that subaccount.

The number of account units for a subaccount decreases when:
a)   the owner takes out a policy loan from that subaccount;
b)   the owner makes a partial withdrawal from that subaccount;
c)   we take a portion of the monthly deduction from that subaccount; or
d) transfers are made from that subaccount to the declared interest option or other subaccounts.


7.7 UNIT VALUE
The unit value for each subaccount was set initially at $10.00 when the subaccounts first purchased fund shares. The unit value for each subsequent valuation period is calculated by dividing a) by b), where:
a)   is:
     1) the net asset value of the net assets of the subaccount at the end of the preceding valuation period; plus
     2) the investment income and capital gains, realized or unrealized, credited to the net assets of that subaccount during the valuation period for which the unit value is being determined; minus
     3) the capital losses, realized or unrealized, charged against those net assets during the valuation period; minus
     4) any amount charged against the subaccount for taxes, or any amount set aside during the valuation period by the Company as a provision for taxes attributable to the operation or maintenance of that subaccount; minus

     5) the mortality and expense risk charge shown on the policy data page. This charge may go up or down but will never exceed 0.0024548% of the daily net assets in that subaccount for each day in the valuation period. The maximum charge corresponds to a charge of .90% per year of the average daily net assets of the subaccount for mortality and expense risks.
b) is the number of units outstanding at the end of the preceding valuation period.

The unit value for a valuation period applies for each day in the period. We will value the net assets in each subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

7.8 DECLARED INTEREST OPTION ACCUMULATED VALUE
The declared interest option accumulated value as of the policy date is the net premium credited to the declared interest option as of that date minus the monthly deduction applicable to the declared interest option for the first policy month.

After the policy date, the declared interest option accumulated value is computed as a) + b) + c) + d) - e) - f), where:

a) is the declared interest option value on the preceding monthly deduction day plus any interest from the preceding monthly deduction day to the date of calculation;
b) is the total of net premiums credited to the declared interest option since the preceding monthly deduction day, plus interest from the date premiums are credited to the date of calculation;
c) is the total of the transfers from the variable account to the declared interest option since the preceding monthly deduction day, plus interest from the date of transfer to the date of calculation;
d) is the total amount transferred from the variable account to the declared interest option to secure policy loans since the preceding monthly deduction day, plus interest from the date of transfer to the date of calculation;
e) is the total of the transfers to the variable account from the declared interest option since the preceding monthly deduction day, plus interest from the date of transfer to the date of the calculation; and
f) is the total of partial withdrawals from the declared interest option since the preceding monthly deduction day, plus interest from the date of withdrawal to the date of calculation.

If the date of calculation is a monthly deduction day, we also reduce the declared interest option accumulated value by the applicable monthly deduction for the policy month following the monthly deduction day.

7.9 DECLARED INTEREST OPTION INTEREST
The minimum interest rate applied to the declared interest option accumulated value is an effective rate of 4.00% per year. Interest in excess of the minimum rate may be applied. The amount of the excess interest and the manner in which it is determined will be set by us.

The interest credited on the portion of the declared interest option accumulated value which equals any policy loan will be equal to the greater of 4.00% or:
a)   the current effective loan interest rate; minus
b)   no more than 3.00%.

Interest will be credited to the declared interest option accumulated value on each monthly deduction day.

7.10 MONTHLY DEDUCTION
The monthly deduction is a charge made each monthly deduction day from the declared interest option accumulated value and the variable accumulated value on a proportionate basis as of the close of business on the monthly deduction day. For the purpose of determining the proportion of the deduction, the declared interest option accumulated value is reduced by the amount of any policy loans. We make the deduction from each subaccount of the variable account based on each subaccount's proportional percentage of the variable accumulated value.

The monthly deduction for a policy month will be computed as a) plus b) plus c) plus d) plus e) plus f) where:
a)   is the cost of insurance as described in the cost of insurance provision;
b)   is the charge for all additional benefit riders attached to this policy;
c) is the monthly policy expense charge shown on the policy data page. This amount may go up or down, but is guaranteed never to exceed $14; and
d) is the monthly per $1,000 charge shown on the policy data page. This amount may go up or down, but is guaranteed never to exceed $0.05 per $1,000; and
e) is the first year monthly per $1,000 charge shown on the policy data page This charge may go up or down, but is guaranteed not to exceed $0.14 per $1,000.

     This charge will be deducted for 12 months following issue of this policy and during the 12 months following the effective date of an increase in the specified amount. Should this policy lapse and later be reinstated, to the extent that the monthly per $1,000 charge was not deducted for a total of twelve policy months prior to lapse, the charges will continue to be deducted following reinstatement of the policy until such charge has been assessed, both before and after the lapse, for a total of 12 policy months.
f) is the first year monthly policy expense charge shown on the policy data page. This amount may go up or down, but is guaranteed never to exceed $14 per month.

7.11 COST OF INSURANCE
If the owner chooses death benefit option B, the cost of insurance is computed as a) multiplied by the result of b) minus c). If death benefit option A is chosen, the cost of insurance is computed as a) multiplied by b). In either case:
a) is the cost of insurance rate as described in the cost of insurance rate provisions, divided by 1000;
b) is the specified amount as described in the death benefit provisions as of the close of business on the monthly deduction day, divided by 1.0032737; and
c) is the accumulated value as of the close of business on the monthly deduction day.

The cost of insurance is determined separately for the initial specified amount and any increases made later. If the premium class for the initial specified amount is different from that of any increases, the accumulated value will first be considered a part of the initial specified amount. If the accumulated value as of the close of business on the monthly deduction day exceeds the initial specified amount, it will be considered to be a part of any increase in the specified amount in the same order as the increases occurred.

7.12 COST OF INSURANCE RATE
The cost of insurance rate is subject to the following rules:

a) The rate for the initial specified amount is based on your sex, premium class and joint equal age. For any increase in the specified amount, age will be determined from your age as of your last birthdate on the effective date of the increase.
b) The monthly rates will be determined by us based on our expectation as to future mortality experience.
c) If we change the rates, we will change them for everyone in your premium class.
d) The monthly guaranteed rates shown on the policy data page are based on the 1980 Commissioners' Standard Ordinary Smoker and Nonsmoker Mortality Table. The monthly rate will never be more than the rates shown on the policy data page.

7.13 BASIS OF VALUES
All reserves for the policy are based on the 1980 Commissioners' Standard Ordinary Smoker and Non-Smoker Mortality Table.

All of the values are the same or more than the minimums set by the laws of the state where the policy is delivered. We have filed a detailed statement of the way these values are determined with the insurance department in that state. It shows the figures and methods used.

7.14 SURRENDER
While either of you live and prior to the maturity date, the owner may surrender the policy subject to the following rules:
a)   The request must be in writing to us.
b) The amount of any such surrender may be paid in cash or we will apply part or all of it under a payment option.
c) We have the right to defer payment of a surrender from the declared interest option for up to 6 months.
d) A surrender charge may apply. If the surrender charge is not paid in cash, such charge will be deducted from the amount surrendered.
e)   Upon surrender, all insurance in force will terminate.

7.15 WAIVER OF SURRENDER CHARGE
The owner may make a surrender of this policy without incurring a surrender charge if the insured becomes eligible for waiver of the surrender charge.

The waiver of the surrender charge is subject to the following rules:
a)   We must receive a written request signed by the owner.
b) The policy must be in force or not providing benefits under any payment option.
c) Proof must be provided that the conditions of eligibility requirements for waiver of the surrender charge have been met, including an attending physician's statement and any other proof we may require. We reserve the right to seek a second medical opinion or have an examination performed at our expense by a physician we choose.
d) The insured must become eligible for waiver of surrender charge after the first policy year ends.

7.16 PARTIAL WITHDRAWAL
While either of you live and prior to the maturity date, the owner may obtain a partial withdrawal of the net surrender value, subject to the following rules:

a) The amount of any partial withdrawal must be at least $500 and may not exceed the lesser of:
     1)  the net surrender  value less $500; or
     2)  90% of the net surrender value.
b)   The death benefit will be reduced as a result of any partial withdrawal.
c) At the time of the partial withdrawal, if the death benefit option in effect is:
     1)  Option A:  there  will  be  no effect  on the specified amount.
     2) Option B: the specified amount will be reduced by the amount of accumulated value withdrawn.
d) The specified amount remaining in force after a partial withdrawal may not be less than the minimum specified amount for the policy in effect on the date of the partial withdrawal, as published by the Company.
e) The accumulated value will be reduced by the amount of any partial withdrawal and any partial withdrawal fee. The owner may tell us how to allocate a partial withdrawal among the subaccounts and the declared interest option. If the owner does not so instruct, we will allocate the partial withdrawal among the subaccounts and the declared interest option in the same proportion that the accumulated value in each of the subaccounts and the accumulated value of the declared interest option reduced by any outstanding policy loans bears to the total accumulated value reduced by any outstanding policy loans on the date we receive the request.

7.17 USE OF PAYMENT OPTION
If all of the accumulated value is applied under payment option 2, 3, 4 or 5, the surrender charge will be reduced as follows:
a)   if option 3 or 5 is used, the surrender charge will be zero; or
b) if option 2 or 4 is used, the surrender charge will be applied, however, the surrender charge will be determined by adding the fixed number of years for which payment will be made to the Surrender Date shown on the policy data page.

7.18 DELAY OF PAYMENT
Proceeds from surrenders, partial withdrawals, and policy loans will usually be mailed to the owner within seven days after the owner's signed request is received in our home office. We will usually mail any death claim proceeds within seven days after we receive due proof of death. We will usually mail the maturity proceeds within seven days after the maturity date. We have the right to delay any payment whenever:
a) the New York Stock Exchange is closed other than on customary weekend and a holiday closing;
b) trading on the New York Stock Exchange is restricted as determined by the SEC;
c)   the SEC, by order, permits postponement for the protection of policyowners;
d) as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities; or
e) it is not reasonably possible to determine the value of the net assets of the variable account.

We have the right to defer payment which is derived from any amount paid to us by check or draft until we are satisfied the check or draft has been paid by the bank on which it is drawn.

We also have the right to delay making a surrender, partial withdrawal, or policy loan from the declared interest option for up to six months from the date we receive the owner's request.

7.19 CONTINUANCE OF INSURANCE
The insurance under this policy will continue until the earlier of:
a) the end of any grace period during which a required premium payment is not made;
b) the date the owner surrenders this policy for its entire net accumulated value;
c)   the date of  the last joint insured's death; or
d)   the date the policy matures.

This provision will not continue the policy beyond the maturity date or continue any rider beyond its termination date as specified in the rider.

7.20 ANNUAL REPORT
At least once each year we will send a report, without charge, to the owner which shows:
a)   all premiums paid and charges made since the last report;
b) the current accumulated value including the value in each subaccount and the declared interest option;
c)   any partial withdrawals since the last report;
d)   any policy loans; and
e)   the current death benefit.

An illustrative report will be sent to the owner upon request. A fee may be charged for this report.

-------------------------------------------------------------------------------
SECTION 8 - POLICY LOANS
-------------------------------------------------------------------------------

8.1 CASH LOAN

The owner may obtain a cash loan at any time on the sole security of this policy, if:
a)   the policy is in force;
b)   there is a net surrender value.

We have the right to delay making a policy loan from the declared interest option for up to six months from the date we receive the owner's request.

8.2 LOAN VALUE
The total of all loans may not exceed 90% of the net surrender value as of the date of the most recent loan. For any loan that is made we will deduct interest in advance on the requested loan to the next policy anniversary.

8.3 LOAN INTEREST
The loan interest rate is an annual rate. We may change this rate at the beginning of each policy year. The annual loan interest is to be paid in advance on each policy anniversary. Interest not paid when due will be added to the loan and will bear interest at the same rate. Any change in the interest rate will apply to any existing or new policy loans on this policy.

The maximum annual loan interest rate will be the higher of:
a) The Published Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investors Service, Inc. or any successor thereto, for the calendar month ending two months before the date on which the rate is determined; or
b)   5.50%; but
     it will never exceed the usury rate, if applicable.

If the Monthly Average is no longer published, we will use a substantially similar average which will be substituted by the insurance supervisory official of the state in which this policy was delivered.

We will not make a change of less than 0.5% in this policy's loan interest rate. We will inform you of the loan interest rate at the time a loan is made. Notice of any loan interest rate change on existing loans will be made in advance of the policy anniversary on which the change becomes effective.

8.4 LOAN ALLOCATION
When the owner takes out a policy loan, an amount equal to the loan will be segregated within the declared interest option as security for the loan. Amounts held as security for the loan will first be allocated to the accumulated value in the declared interest option. If the accumulated value in the declared interest option less any existing policy loan is not sufficient to cover the amount of the policy loan, the balance necessary will be transferred from the subaccounts on a proportional basis. This transfer is not treated as a transfer for the purpose of the transfer charge or the limit of one transfer in a policy year.

A transfer will also be made from the subaccounts on a proportional basis for any due and unpaid loan interest if the accumulated value in the declared interest option is not sufficient to cover such interest.

8.5 LOAN REPAYMENT
All or part of any policy loan may be repaid at any time while the policy is still in force. Loan amounts repaid will be allocated to the declared interest option. The portion of the accumulated value in the declared interest option securing the repaid portion of the loan will no longer be segregated within the declared interest option as security for the loan, but will remain in the declared interest option until transferred to the subaccounts by the owner.

Any outstanding policy loans will be deducted from the proceeds at death, maturity or surrender.

-------------------------------------------------------------------------------
SECTION 9 - PAYMENT OF PROCEEDS
-------------------------------------------------------------------------------

9.1 CHOICE OF OPTIONS
The owner may choose to have the proceeds of this policy paid under a payment option. After the death of the last joint insured, that joint insured's beneficiary may choose an option if the owner had not done so before your death. If no payment option is chosen, we will pay the proceeds of this policy in one sum. We may also fulfill our obligation under this policy by paying the proceeds in one sum if:
a)   the proceeds are less than $2,000;
b)   periodic payments become less than $20; or
c) the payee is an assignee, estate, trustee, partnership, corporation, or association.

9.2 PAYMENT OPTIONS
    The payment options choices are:
     1) INTEREST INCOME - The proceeds will be left with us to earn interest. The interest will be paid every 1, 3, 6 or 12 months as the payee chooses. The rate of interest will be determined by us. The payee may withdraw all or part of the proceeds at any time.

     2) INCOME FOR FIXED TERM - The proceeds will be paid out in equal installments for a fixed term of years.

     3) LIFE INCOME WITH TERM CERTAIN - The proceeds will be paid out in equal installments for as long as the payee lives, but for not less than a term certain. The owner or payee may choose one of the terms certain shown in the payment option tables.

     4) INCOME FOR FIXED AMOUNT - The proceeds will be paid out in equal installments of a specified amount. The payments will continue until all proceeds plus interest have been paid out.

     5) JOINT AND TWO-THIRDS TO SURVIVOR MONTHLY LIFE INCOME - The proceeds will be paid out in equal monthly installments for as long as two joint payees live. When one payee dies, installments of two-thirds of the first installment will be paid to the surviving payee. Payments will stop when the surviving payee dies.

The proceeds may be paid in any other manner requested and agreed to by us, or under any other payment options made available by the Company.

9.3 INTEREST AND MORTALITY
Proceeds applied under a payment option no longer earn interest at the rate applied to the declared interest option or participate in the investment experience of the variable account. The minimum interest rate used in computing any payment option is 3% per year. Higher interest rates may be used on the effective date of the payment contract. We may at any time declare additional interest on these funds. The amount of additional interest and how it is determined will be set by us.

The mortality table which is used for options 3) and 5) is the "Annuity 2000" individual annuity mortality table.

9.4 REQUIREMENTS
For the owner to choose or change a payment option:
a)   this contract must be in force;
b)   the request must be in writing to us at our home office; and
c)   any prior option must be canceled.
After the death of the last joint insured, and before this contract is settled, for a beneficiary to choose or change a payment option:
a)   a prior option by the owner cannot be in effect;
b)   the request must be in writing to us at our home office; and
c)   any prior option must be canceled.

9.5 EFFECTIVE DATE
If a payment option has been chosen by the owner, it is effective on the date the proceeds of this policy are due. If a beneficiary chooses a payment option, it is effective on the date of election. The first payment under options 2, 3, 4, or 5 is due on the effective date. The first payment under payment option 1 is due at the end of the period chosen.

9.6 DEATH OF PAYEE
If a payee dies, any remaining payments will be paid to a contingent payee. If no payee survives, we will pay the commuted value of any remaining payments to the last payee's estate.

9.7 WITHDRAWAL OF PROCEEDS
The payee may not withdraw the funds under a payment option unless agreed to in the payment contract. We have the right to defer a withdrawal for up to 6 months. We may also refuse to allow partial withdrawals of less than $250.

9.8 CLAIMS OF CREDITORS
Payments under any payment option will be exempt from the claims of creditors to the maximum extent allowed by law.


Payment Option Tables
(per $1,000 of proceeds)


-----------------------------------------
    Option 2 - Income for Fixed Term
  Installments per $1,000 of Proceeds
-----------------------------------------

  Number of
    Years         Annual       Monthly
-----------------------------------------
      5           211.99        17.91
-----------------------------------------
      10          113.82        9.61
-----------------------------------------
      15           81.33        6.87
-----------------------------------------
      20           65.26        5.51
-----------------------------------------
      25           55.76        4.71
-----------------------------------------
      30           49.53        4.18
-----------------------------------------






 -----------------------------------------------------
            Guaranteed Settlement Option 5
 Joint and Two-thirds to Survivor Monthly Life Income
     Monthly Installments per $1,000 of Proceeds
 -----------------------------------------------------


   Male                    Female Age
    Age
             55       60       62      65       70
 -----------------------------------------------------
    60       4.33     4.58     4.68    4.85     5.16
    62       4.41     4.67     4.79    4.97     5.31
    65       4.53     4.82     4.95    5.16     5.54
    70       4.75     5.09     5.24    5.49     5.97
    75       4.97     5.35     5.53    5.83     6.42
 -----------------------------------------------------

  Unisex                   Unisex Age
    Age
             55       60       62      65       70
 -----------------------------------------------------
    60       4.35     4.58     4.68    4.84     5.13
    62       4.43     4.68     4.79    4.97     5.28
    65       4.56     4.84     4.97    5.16     5.52
    70       4.79     5.13     5.28    5.52     5.97
    75       5.04     5.43     5.60    5.90     6.47
 -----------------------------------------------------




----------------------------------------------------------------------------------------------
                               GUARANTEED SETTLEMENT OPTION 3
                                LIFE INCOME WITH TERM CERTAIN
                         MONTHLY INSTALLMENTS PER $1,000 OF PROCEEDS
----------------------------------------------------------------------------------------------
                   Male                        Female                       Unisex
----------------------------------------------------------------------------------------------
   AGE    0     5    10    15    20    0     5    10    15    20    0     5    10    15    20
----------------------------------------------------------------------------------------------
    55 4.51  4.49  4.45  4.38  4.27 4.19  4.19  4.16  4.12  4.06 4.35  4.34  4.30  4.25  4.16
    56 4.60  4.59  4.54  4.46  4.33 4.27  4.26  4.24  4.19  4.12 4.43  4.42  4.39  4.32  4.22
    57 4.70  4.68  4.63  4.54  4.39 4.35  4.35  4.32  4.27  4.19 4.52  4.51  4.47  4.40  4.29
    58 4.81  4.79  4.73  4.62  4.46 4.44  4.43  4.40  4.34  4.25 4.62  4.61  4.56  4.48  4.35
    59 4.92  4.90  4.83  4.70  4.52 4.54  4.53  4.49  4.42  4.32 4.72  4.71  4.65  4.56  4.42
    60 5.04  5.01  4.93  4.79  4.59 4.64  4.63  4.58  4.51  4.39 4.83  4.81  4.75  4.65  4.49
----------------------------------------------------------------------------------------------
    61 5.16  5.14  5.05  4.88  4.66 4.75  4.73  4.68  4.59  4.46 4.95  4.93  4.86  4.74  4.55
    62 5.30  5.27  5.16  4.98  4.72 4.86  4.84  4.79  4.68  4.53 5.07  5.05  4.97  4.83  4.62
    63 5.45  5.41  5.29  5.08  4.79 4.98  4.96  4.90  4.78  4.60 5.20  5.18  5.08  4.92  4.69
    64 5.60  5.56  5.42  5.17  4.85 5.11  5.09  5.01  4.88  4.67 5.35  5.31  5.21  5.02  4.76
    65 5.77  5.72  5.55  5.27  4.91 5.25  5.22  5.14  4.98  4.75 5.50  5.46  5.34  5.12  4.83
----------------------------------------------------------------------------------------------
    66 5.95  5.89  5.69  5.38  4.97 5.40  5.36  5.26  5.08  4.82 5.66  5.61  5.47  5.23  4.89
    67 6.14  6.06  5.84  5.48  5.03 5.55  5.52  5.40  5.19  4.89 5.83  5.78  5.61  5.33  4.96
    68 6.34  6.25  5.99  5.58  5.09 5.73  5.68  5.55  5.30  4.95 6.01  5.95  5.76  5.44  5.02
    69 6.55  6.45  6.15  5.68  5.14 5.91  5.86  5.70  5.41  5.02 6.21  6.14  5.91  5.54  5.08
    70 6.78  6.66  6.31  5.78  5.19 6.11  6.05  5.86  5.53  5.08 6.42  6.34  6.07  5.65  5.13
----------------------------------------------------------------------------------------------
    71 7.03  6.89  6.47  5.88  5.23 6.32  6.25  6.02  5.64  5.14 6.65  6.55  6.24  5.75  5.19
    72 7.29  7.12  6.64  5.97  5.27 6.55  6.47  6.20  5.75  5.19 6.89  6.77  6.41  5.86  5.23
    73 7.56  7.37  6.81  6.07  5.31 6.80  6.70  6.38  5.86  5.24 7.15  7.01  6.59  5.96  5.28
    74 7.86  7.63  6.99  6.15  5.34 7.07  6.95  6.57  5.97  5.29 7.44  7.26  6.77  6.06  5.31
    75 8.18  7.90  7.16  6.24  5.37 7.37  7.22  6.76  6.08  5.33 7.74  7.53  6.95  6.15  5.35
----------------------------------------------------------------------------------------------

                      NON-PARTICIPATING
                      FLEXIBLE PREMIUM
                      LAST SURVIVOR
                      VARIABLE LIFE INSURANCE POLICY



                      If you have any questions concerning this policy or if anyone suggests that you change or replace this policy, please contact your Farm Bureau Life agent or our home office. (515-225-5400)


FARM BUREAU LIFE INSURANCE COMPANY
5400 UNIVERSITY AVENUE
WEST DES MOINES, IOWA 50266-5997



434-159(05-00)

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